                                                                  Exhibit 99.5

                               GLOBAL MATERIALS
                               SERVICES LLC AND
                                 SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 2001 AND 2000




                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              Page
                                                             ------
Report of Independent Accountants                             1
Consolidated Statements of Financial Position
     as of December 31, 2001 and 2000                         2
Consolidated Statements of Income
     for the years ended December 31, 2001 and 2000           3
Consolidated Statements Of Changes In Members' Equity
     and Comprehensive Income for the years ended
     December 31, 2001 and 2000                               4
Consolidated Statements of Cash Flows for the
     years ended December 31, 2001 and 2000                   5
Notes To Consolidated Financial Statements
     December 31, 2001 And 2000                               6-16

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of Global Materials Services LLC
(formerly Mid-South Terminal Company)


In our opinion, based on our audits and the report of other auditors, the accompanying consolidated statements of financial position and the related consolidated statements of income, changes in members' equity and comprehensive income, and cash flows present fairly, in all material respects, the financial position of Global Materials Services LLC (the Company) and its subsidiaries at December 31, 2001 and December 31, 2000, and the results of their operations and their cash flows for the years then ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Arrow Terminals BV, Vlissingen (Arrow BV), a wholly-owned subsidiary, which statements reflect total assets of 1 percent and 8 percent of the related consolidated totals as of December 31, 2001 and December 31, 2000, and total revenues of 7 percent and 6 percent of the related consolidated totals for the years then ended. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Arrow BV, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.


                                               PRICEWATERHOUSECOOPERS LLP



Memphis, Tennessee
February 13, 2002

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
DECEMBER 31, 2001 AND 2000

                                                                                    2001               2000
                                                                              -----------------  ------------------
ASSETS

Current assets:
    Cash and cash equivalents                                                     $    820,661        $    634,168
    Accounts receivable, net of allowance for doubtful accounts
      of $328,000 in 2001 and $175,000 in 2000                                       5,987,424           5,799,259
    Other current assets                                                             2,648,110           2,607,131
    Deferred income taxes                                                              165,782              79,404
    Due from affiliate                                                                 524,487                   -
                                                                              -----------------  ------------------
        Total current assets                                                        10,146,464           9,119,962

Property and equipment, net                                                         38,197,956          32,393,540

Other assets:
    Investment in joint ventures                                                       598,920             373,119
    Favorable leaseholds, net                                                        3,369,363           3,499,611
    Goodwill, net                                                                   24,970,170          25,919,743
    Deferred financing costs and other, net                                            589,403             572,571
                                                                              -----------------  ------------------
                                                                                    29,527,856          30,365,044
                                                                              -----------------  ------------------
        Total assets                                                             $  77,872,276       $  71,878,546
                                                                              =================  ==================

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
    Current portion of long-term debt                                            $   4,600,388       $   4,377,630
    Current portion of capitalized lease obligation                                    279,069             297,232
    Accounts payable                                                                 1,434,084           1,282,753
    Accrued expenses                                                                 2,986,048           2,976,749
    Interest rate swap liability - current                                             769,163                   -
    Due to member                                                                       74,818                   -
    Deferred revenue                                                                   361,298             500,402
                                                                              -----------------  ------------------
        Total current liabilities                                                   10,504,868           9,434,766

Long-term debt, net of current portion                                              41,168,251          39,702,671
Capitalized lease obligation, net of current portion                                 1,615,643           1,679,879
Interest rate swap liability                                                         1,382,440                   -
Deferred compensation                                                                   60,000                   -
Deferred revenue, net of current portion                                               210,648             404,250
Deferred income taxes                                                                1,922,882           2,004,930
                                                                              -----------------  ------------------
        Total liabilities                                                           56,864,732          53,226,496

Commitments and Contingencies (Note 9)

Members' equity                                                                     21,007,544          18,652,050
                                                                              -----------------  ------------------
        Total liabilities and members' equity                                    $  77,872,276       $  71,878,546
                                                                              -----------------  ------------------

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                    2001               2000
                                                                              -----------------  ------------------
Revenues:
    Transfer and handling                                                          $23,324,975         $19,571,555
    Storage and space rental                                                        11,460,598          10,848,500
    Materials processing                                                             6,247,815           6,637,117
    Equipment rental and contract labor                                              1,368,064           1,537,721
    Other                                                                            4,197,460           7,254,874
                                                                              -----------------  ------------------
        Total revenues                                                              46,598,912          45,849,767
                                                                              -----------------  ------------------

COSTS AND EXPENSES:

    Cost of sales and services                                                      28,092,517          27,926,010
    Selling, general and administrative                                              6,504,768           5,944,637
    Depreciation and amortization                                                    5,331,985           4,730,767
                                                                              -----------------  ------------------
        Total costs and expenses                                                    39,929,270          38,601,414
                                                                              -----------------  ------------------

    Income from operations                                                           6,669,642           7,248,353
                                                                              -----------------  ------------------

Other income and (expenses):
    Interest income                                                                     27,343              37,204
    Interest expense                                                                (4,384,325)         (4,297,212)
    Equity in earnings of joint ventures                                               163,383             198,525
    Foreign exchange gain                                                               14,102              30,938
    Loss on disposal of equipment                                                      (28,764)            (20,031)
    Other                                                                               20,523                   -
                                                                              -----------------  ------------------
        Total other income and (expenses)                                           (4,187,738)         (4,050,576)
                                                                              -----------------  ------------------

      Income before income taxes                                                     2,481,904           3,197,777

Income taxes                                                                            71,118             771,889
                                                                              -----------------  ------------------

        Net Income                                                                 $ 2,410,786         $ 2,425,888
                                                                              =================  ==================

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                           MID-SOUTH            AMERICAN
                                                           Terminal            Commercial
                                                           Company,        Terminals-Memphis,    399 Venture
                                                             LP                   LLC           Partners, Inc.           Total
                                                         ------------        ------------        ------------        ------------
Balance, December 31, 1999                                  6,817,607           6,817,607                  --          13,635,214

    Net income                                              1,212,944           1,212,944                  --           2,425,888

    Currency translation adjustment                          (204,526)           (204,526)                 --            (409,052)
                                                         ------------        ------------        ------------        ------------

      Total comprehensive income                            1,008,418           1,008,418                  --           2,016,836

    Contributions from members                              1,500,000           1,500,000                  --           3,000,000
                                                         ------------        ------------        ------------        ------------

Balance, December 31, 2000                                  9,326,025           9,326,025                  --          18,652,050

    Transition adjustment for adoption of SFAS 133           (294,038)           (329,639)            (35,601)           (659,278)

    Net income                                              1,075,211           1,205,393             130,182           2,410,786

    Currency translation adjustment                          (161,234)           (180,756)            (19,522)           (361,512)

    Net loss on interest rate swaps
      designated as cash flow hedges, net of tax             (639,788)           (717,251)            (77,463)         (1,434,502)
                                                         ------------        ------------        ------------        ------------

      Total comprehensive loss                                (19,849)            (22,253)             (2,404)            (44,506)

    Contributions from members                                     --           1,200,000           1,200,000           2,400,000
                                                         ------------        ------------        ------------        ------------

Balance, December 31, 2001                               $  9,306,176        $ 10,503,772        $  1,197,596        $ 21,007,544
                                                         ============        ============        ============        ============

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                       2001             2000
                                                                                   --------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                       $ 2,410,786       $ 2,425,888
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation and amortization                                                  5,331,985         4,730,767
        Provision for bad debts                                                          158,180            99,785
        Equity in earnings of joint ventures                                            (163,383)         (198,525)
        Deferred income tax provision                                                   (110,180)          276,154
        Loss on disposal of equipment                                                     28,764            20,031
        Deferred compensation                                                             60,000                 -
        Other operating                                                                  (20,523)                -
        Changes in:
           Accounts receivable                                                          (385,088)           62,592
           Other current assets                                                          (52,692)         (525,769)
           Due from affiliate                                                           (524,487)                -
           Accounts payable and accrued expenses                                         170,965          (541,896)
           Deferred revenue                                                             (332,706)          (23,529)
           Due to member                                                                  74,818                 -
                                                                                   --------------  ----------------
             Net cash provided by operating activities                                 6,646,439         6,325,498
                                                                                   --------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                              (2,969,781)       (1,149,846)
    Proceeds from sales of equipment                                                      85,085             5,225
    Investment in joint venture                                                         (337,418)                -
    Purchase of terminal assets                                                       (7,261,239)                -
    Purchases of businesses, net of cash acquired                                              -        (9,007,459)
    Distributions from joint venture                                                     275,000           200,000
                                                                                   --------------  ----------------
             Net cash used in investing activities                                   (10,208,353)       (9,952,080)
                                                                                   --------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt                                                       6,497,317         9,340,394
    Principal payments on long-term debt and
      capital lease obligations                                                       (4,699,026)       (7,364,757)
    Loan costs paid                                                                     (185,000)         (145,000)
    Contributions from members                                                         2,400,000         1,000,000
                                                                                   --------------  ----------------
             Net cash (used in) provided by financing activities                       4,013,291         2,830,637
                                                                                   --------------  ----------------

Effect of cash rate changes on cash                                                     (264,884)          (51,086)

Increase (decrease) in cash and cash equivalents                                         186,493          (847,031)

Cash and cash equivalents:
    Beginning of the year                                                                634,168         1,481,199
                                                                                   --------------  ----------------

    End of the year                                                                   $  820,661        $  634,168
                                                                                   ==============  ================

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Global Materials Services LLC (the "Company"), formerly Mid-South Terminal Company, is a Tennessee Limited Liability Company. The purpose of the Company is to own, lease and operate river, rail, truck, transfer and storage facilities. The Company was formed through contributions from Mid-South Terminal Company, L.P. ("MSTC LP") and American Commercial Terminals-Memphis, Inc. ("ACT"). ACT is a wholly owned subsidiary of American Commercial Lines, LLC ("ACL").

On May 18, 2000, the Company purchased substantially all of the operating assets of Hill Marine Enterprises, Inc. (subsequently renamed GMS of Decatur, Inc.) and H&L, Inc. for approximately $11.7 million. The purchase was funded by a $1,137,530 note payable to the former owner and external borrowings.

The components of the net assets purchased were as follows:

Current assets                                               $ 2,544,834
Property and equipment                                         1,950,680
Goodwill                                                       9,106,549
Current liabilities                                             (567,036)
Other liabilities                                               (734,000)
Deferred taxes                                                  (626,383)
                                                             -----------

                                                             $11,674,644
                                                             ===========

On May 25, 2001, the Company entered into an agreement to purchase substantially of all of the terminals of ACT (subsequently renamed Global American Terminals
LLC) from ACL for approximately $8,000,000, including transaction costs. The purchase was funded through a $1,200,000 contribution from ACL, a $1,200,000 contribution by 399 Venture Partners, Inc. for a 5.4% interest in the Company and $5,620,523 in external borrowings.

CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Global Materials Services LLC and its wholly-owned subsidiaries, River Terminal Properties, L.P., Global American Terminals LLC, GMS of Decatur, Inc., H&L, Inc., Arrow Terminals L.P., Arrow Terminals B.V., Arrow Terminal Holdings, Inc., Tajon Holdings, Inc., Arrow Terminals Canada Company, and Arrow Terminals Canada B.V. All significant intercompany balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Temporary investments with an original maturity of three months or less are treated as cash equivalents and are stated at historical cost, which approximates fair value.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

REVENUE RECOGNITION

The Company recognizes revenue for transfer and handling and for material processing activity when the service is complete. The Company recognizes revenue for storage and space rental and for equipment rental and contract labor when it is due from customers.

INVESTMENT IN JOINT VENTURES

The Company and Builders Transportation Company ("Builders") operate a joint venture that provides local trucking services, Mid-South Port Transportation, LLC ("MSPT"). Profits and losses are allocated to the Company and Builders in proportion to their respective ownership interests (each partner holds a 50% interest). During 2001, the Company entered into a joint venture that provided them a 33% ownership interest in Global Materials Services Venezuela C.A. ("GMSV"). GMSV is still in the start up phase and has not begun operations. The Company accounts for these investments using the equity method of accounting.

FAVORABLE LEASEHOLDS

Assets contributed or acquired subject to favorable operating leases are amortized over the life of related lease agreements. Accumulated amortization was approximately $857,479 and $727,000 at December 31, 2001 and 2000, respectively.

GOODWILL

Goodwill is the excess of the purchase price over the fair value of assets acquired through acquisitions. Goodwill is amortized on a straight-line basis over 30 years. Accumulated amortization totaled approximately $2,344,000 and $1,358,000 at December 31, 2001 and 2000, respectively.

IMPAIRMENT

Long-lived assets, including goodwill, associated with assets acquired in a purchase business combination, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds the fair value of the assets.

DEFERRED FINANCING COSTS

Costs incurred in obtaining financing are deferred and amortized over the life of the related debt. Accumulated amortization was approximately $409,000 and $262,000 at December 31, 2001 and 2000, respectively.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

DEFERRED COMPENSATION

Effective January 1, 2000, the Company's Members approved a long-term incentive compensation plan (the "Plan"). The Plan provides for incentive compensation equal to 5.0% of the increase in enterprise value, as defined in the Plan, to be allocated to key executives of the Company at the percentages stated in the Plan. Vesting occurs over five years, with 33.3% of the benefit accruing to participants at the end of each of years 3, 4, and 5. Participants will receive payments of their vested benefit in seven equal annual installments beginning May 1 following the year of the participant's termination of employment with the Company. Interest will accrue on the unpaid balances at the rate stated in the Plan to be paid ten days following each quarter.

INCOME TAXES

Certain of the Company's subsidiaries are corporations and therefore are subject to income taxes. Deferred income taxes are recorded to reflect the tax effect of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

FINANCIAL INSTRUMENTS

The Company has certain financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these financial instruments approximate their fair value.

CONCENTRATION OF CREDIT RISK

Accounts receivable as of December 31, 2001 and 2000 are primarily (74% and 84%) concentrated with customers in the metals industry. Credit is extended based upon an evaluation of the customer's financial condition, and generally, collateral is not required; however, the Company maintains a warehousing lien on most customer inventory.

The Company recognized revenue of approximately $4,621,000 and $4,591,000 in 2001 and 2000, respectively, on services provided to one customer.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

COMPREHENSIVE INCOME

Accumulated other comprehensive loss consists of the following at December 31, 2001 and 2000:

                                                                 2001               2000
                                                            ----------------   ---------------
Transition adjustment for adoption of SFAS 133                   $ (659,278)          $     -

Cumulative translation adjustment                                (1,444,997)       (1,083,485)

Net loss on interest rate swaps
    designated as cash flows hedges, net of tax                  (1,434,502)                -
                                                            ----------------   ---------------
                                                               $ (3,538,777)     $ (1,083,485)
                                                            ================   ===============

RECLASSIFICATIONS

Certain reclassifications have been made to the 2000 financial statements to conform to the 2001 presentation with no effect on previously reported net income, assets, liabilities or members' equity.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment are stated at historical cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives. Leasehold improvements are depreciated over the lesser of the lease term or estimated useful lives. Normal repairs and maintenance costs are expensed; major expenditures which extend the estimated useful lives of the assets are capitalized. Property and equipment consisted of the following at December 31, 2001 and 2000:

                                                            USEFUL LIVES            2001                2000
                                                         -------------------  -----------------   -----------------
Land                                                                              $  4,269,779         $ 2,718,599
Buildings                                                10-40 years                21,441,053          19,121,918
Machinery and equipment                                  1-20 years                 18,395,629          15,148,376
Leasehold improvements                                   7-20 years                  4,522,900           3,698,599
Furniture, fixtures and automobiles                      5 years                     1,994,466           1,109,405
Construction in progress                                                             1,325,461             550,446
                                                                              -----------------   -----------------
                                                                                    51,949,288          42,347,343
Less accumulated depreciation                                                      (13,751,332)         (9,953,803)
                                                                              -----------------   -----------------

        Property and equipment, net                                               $ 38,197,956         $32,393,540
                                                                              =================   =================

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 and 2000
--------------------------------------------------------------------------------

NOTE 3 -- DEBT

Long-term debt consisted of the following as of December 31, 2001 and 2000:

                                                                                      2001               2000
                                                                                -----------------  ------------------
Bonds payable:
    Series 1990A and 1990B Illinois Development Finance Authority Adjustable
    Rate Industrial Development Revenue Bonds, interest payable quarterly at the BMA municipal swap index (1.61% and 4.84% at December 31, 2001 and
    2000, respectively), principal due January 1, 2010, collateralized by first mortgage on assets of the Chicago operation and third mortgage on
    assets of the Pennsylvania operation.                                        $   5,325,000       $   5,325,000

Note payable to Warehouse Plus:
    Note bears interest at 8.5%, interest and principal amounts due monthly in the amount of $2,281 commencing January 1, 2000 and continuing to maturity
    at December 1, 2010, collateralized by a mortgage on land.                         157,735             171,082

Notes payable to bank:
    Interest due monthly at LIBOR plus a percentage ranging from 2.0% to 3.25%
    based on the Company's performance (weighted average interest of 7.68% and
    9.21% during 2001 and 2000, respectively) payable quarterly in escalating amounts until maturity at May 1, 2005, collateralized by all assets of
    the Company.                                                                    38,052,375          36,702,375

Revolving Credit Facility:
    $6,000,000 revolving line of credit, interest on used and unused portion due monthly at the prime rate plus 1.25% (6.09% and 10.75% at
    December 31, 2001 and 2000, respectively), continuing until May 1,               1,397,066             744,314
    2005, collateralized by all assets of the Company.

Note payable to third-party:
    Interest due monthly at 8.5%, principal of $114,284 payable annually beginning May 18, 2001 and escalating $114,284 per year with all remaining
    principal due at maturity on May 18, 2004.                                         836,463           1,137,530
                                                                              -----------------  ------------------

        Total long-term debt                                                        45,768,639          44,080,301
        Less current portion                                                        (4,600,388)         (4,377,630)
                                                                              -----------------  ------------------

        Total long-term debt, net of current portion                             $  41,168,251       $  39,702,671
                                                                              =================  ==================

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

The scheduled annual maturities of bonds and notes payable subsequent to 2001 are as follows:

YEAR                                                   AMOUNT
----                                              ------------------
2002                                                    $ 4,600,388
2003                                                      5,094,603
2004                                                      5,589,014
2005                                                     25,068,169
2006                                                         20,384
Thereafter                                                5,396,081
                                                  ------------------

                                                        $45,768,639
                                                  ------------------

The notes payable to the bank cause the Company to be subject to certain financial covenants, the most restrictive of which requires the Company to maintain minimum levels of tangible net worth and certain financial ratios. The Company was in compliance with all debt covenants at December 31, 2001.

NOTE 4 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

During 2001, 2000 and 1999, the Company paid $4,492,650, $4,354,400 and
$2,991,000 in interest expense, respectively. During 2001, the Company paid $152,950 for income taxes. During 2000, the Company paid $1,490,000 for income taxes relating to the 1999 and 2000 tax years. These tax payments were associated with taxes payable on the Hill Marine Enterprises, Inc. acquisition, taxable income at Tajon Holdings, Inc., Arrow Terminals Holdings, Inc., Arrow Terminals L.P., Global Materials Services LLC, Arrow Terminals Canada Company, and Arrow Terminals B.V.

Also, during 2000, the Company charged the deferred compensation balance of $240,000 against goodwill related to the Arrow acquisition since these amounts are to be paid out of an escrow account and the Company converted $2,000,000 of notes payable to members' equity.

NOTE 5 - OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

RISKS

Credit risk represents the maximum potential loss due to possible non-performance by counterparties under the terms of the contracts. The Company manages credit risk by entering into financial instrument transactions with approved counterparties to limit potential exposure. Credit risk may occur when there is a gain in the fair value of the financial instrument and the counterparty fails to perform according to the terms of the contract and/or when the collateral proves to be of insufficient value.

Market risk is the possibility that future changes in markets or prices might decrease the value of the Company's position. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on and off-balance sheet hedges or positions are aggregated, and the resulting net positions are identified.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

INTEREST RATE SWAP AGREEMENTS

The Company has certain interest rate swap agreements, which are hedge instruments accounted for under Statement of Financial Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," adopted by the Company on January 1, 2001. SFAS No. 133, as amended, requires the recognition of all derivative instruments on the balance sheet at fair value. The Company's interest rate swap agreements have been designated as cash-flow hedges used to convert a portion of the Company's variable-rate bank debt to fixed rates and thereby minimize earnings fluctuations caused by interest rate volatility. Changes in fair vale of interest-rate swaps are recorded in other comprehensive loss, until earnings are affected by the variability of actual cash flows. The Company has four interest rate swaps with a total notional amount of $35,625,869 at December 31, 2001. As of December 31, 2001, deferred losses on interest rate swaps, net of $57,823 in deferred taxes, totaled $2,093,780 and were included in other comprehensive loss. At the end of 2001, amounts to be included in the statement of income within the next twelve months associated with the provisions of SFAS No. 133 are not expected to be material.

NOTE 6 - CAPITALIZED LEASE OBLIGATION

The Company leases its Memphis port facility under an agreement accounted for as a capital lease. The lease is for 24 years and expires in 2017. Future minimum capital lease payments for this lease and six equipment leases as of December 31, 2001 are as follows:

YEAR                                                            AMOUNT
----                                                        ----------------
2002                                                              $ 442,281
2003                                                                388,306
2004                                                                255,164
2005                                                                197,312
2006                                                                170,822
Thereafter                                                        1,830,581
                                                            ----------------
                                                                  3,284,466

Less amounts representing interest                               (1,389,754)
                                                            ----------------

Present value of minimum capital lease payments                   1,894,712
Less current portion of capital lease obligation                   (279,069)
                                                            ----------------

                                                                 $1,615,643
                                                            ----------------

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

NOTE 7 - INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes" for the Company's subsidiaries that are corporations. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The components of the Company's income tax expense (benefit) are as follows:

                                                    2001             2000
                                               ----------------  --------------
CURRENTLY PAYABLE:
      Federal                                       $ (298,692)       $101,330
      State                                            165,125         157,792
      Foreign                                          315,288         172,392
                                               ----------------  --------------
                                                       181,721         431,514
                                               ----------------  --------------
DEFERRED:

      Federal                                          (98,093)        201,930
      State                                            (12,510)        138,445
                                               ----------------  --------------
                                                      (110,603)      $ 340,375
                                               ----------------  --------------

             Total                                   $  71,118        $771,889
                                               ----------------  --------------

Income tax expense (benefit) computed at the federal statutory rate reconciled to income tax expense (benefit) is as follows:

                                                                           2001              2000
                                                                      ----------------  ----------------
Tax at federal statutory rate                                                 $     -           $     -
State income taxes, net                                                       165,125           157,792
Foreign operations, net                                                       315,288           172,392
Income tax expense (benefit) for domestic corporate subsidiaries             (409,295)          441,705
                                                                      ----------------  ----------------
                                                                            $  71,118         $ 771,889
                                                                      ----------------  ----------------

The significant components of the Company's deferred tax asset and liability are as follows:

                                                   2001              2000
                                              ----------------  ----------------
Accounts receivable                                 $ 129,395         $  48,396
Other current assets                                 (165,645)         (193,017)
Accrued expenses                                      202,032           224,025
                                              ----------------  ----------------
    Current deferred tax asset                        165,782            79,404
                                              ----------------  ----------------

Property and equipment                              2,088,479         2,004,930
Goodwill                                               87,234                 -
Minimum tax credit carryforward                       (99,332)                -
Other comprehensive loss                              (57,823)                -
Net operating loss carryforward                       (95,676)                -
                                              ----------------  ----------------
    Noncurrent deferred tax liability               1,922,882         2,004,930
                                              ----------------  ----------------

      Net deferred tax (liability) asset         $ (1,757,100)     $ (1,925,526)
                                              ----------------  ----------------

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

At December 31, 2001, the Company has $256,204 in net operating loss carryforwards that expire in various amounts through 2021.

NOTE 8 - EMPLOYEE BENEFIT PLANS

The Company has two defined contribution plans, the Mid-South Terminal Company 401(k) Plan through (the "Rivterm Plan") and the Arrow Terminals 401(k) Plan (the "Arrow Plan"). Under the Rivterm Plan, all Global Material Services LLC employees are eligible to participate in the plan on the first day of each plan quarter following the completion of one year of service. Participants may contribute up to 15% of annual pre-tax compensation. Effective January 1, 2001, the Company matched 50% of up to the first 6% of contributed compensation. In 2000, the Company matched 50% of each participant's contribution up to the first 4% of contributed compensation. The Company also makes additional discretionary contributions to the plan. Participants vest in Company contributions ratably over four years of service. The Company made contributions to the Plan of approximately $59,000 and $85,000 in 2001 and 2000, respectively.

The Arrow Plan covers all Arrow Terminals L.P. full-time employees with one or more years of service, who work more than one thousand hours per year. Contributions are made at the rate of $55 per month for each full-time employee. Vesting begins at 20% after one year and increases by 20% each succeeding year until full vesting occurs. The Company made contributions to the Arrow Plan of approximately $67,000 and $71,000 in 2001 and 2000, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

COMMITMENTS

The Company leases four port facilities in Arkansas under noncancellable operating lease agreements. The lease terms range from 15 to 42 years. The leases require contingent rental payments based on defined rates per ton of commodity handled.

The Company also leases vehicles, equipment, buildings and land under operating leases with remaining noncancellable lease terms in excess of one year at December 31, 2001. Future minimum payments under these leases and the Company's Arkansas port facility leases are as follows:

YEAR                                                             AMOUNT
----                                                             ------
2002                                                              $ 1,723,738
2003                                                                1,427,003
2004                                                                1,278,169
2005                                                                  947,918
2006                                                                  879,497
Thereafter                                                          6,237,553
                                                            ------------------
                                                                  $12,493,878
                                                            ------------------

The Company recorded approximately $1,736,000 and $1,423,000 of rent expense under operating leases during 2001 and 2000, respectively.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

During October of 1998, Arrow entered into a five-year agreement with a customer to provide services in connection with the unloading of iron ore pellets at the customer's facility. As part of Arrow's obligation under the terms of the agreement, Arrow agreed to construct and install at its own cost and expense the necessary machinery and equipment to perform the agreed upon unloading activities. Additionally, Arrow agreed to provide certain managerial and supervisory services in connection with the operation of the equipment. In return for these services, Arrow received an advanced payment in the amount of $990,000, which was recorded as deferred revenue and is being amortized into income over the life of the agreement. Arrow has capitalized approximately $2,655,000 of costs associated with the construction of the machinery and equipment discussed above.

CONTINGENCIES

The Company is subject to certain claims, assessments and litigation arising in the normal course of business. Management believes that the ultimate outcome of all such matters will not have a materially adverse effect on the Company's consolidated financial position or consolidated results of operations.

NOTE 10 - RELATED PARTY TRANSACTIONS

Rivergate Terminals Company, L.P. is owned by the partners of MSTC LP. The Company provides administrative services to Rivergate Terminal Company, L.P., for which it receives a management fee. Fees received from Rivergate approximated $30,000 and $32,500 in 2001 and 2000, respectively.

In connection with the MSPT joint venture, the Company leases assets and provides administrative services to MSPT, for which the Company is reimbursed the cost of these services. During 2001 and 2000, the Company received approximately $24,000 and $28,000, respectively, for services provided to MSPT by the Company.

At December 31, 2001, the Company has a receivable from the GMSV joint venture totaling $524,487 that relates to expenditures for startup costs.

The compensation and responsibilities of the Company's president/chief executive officer and executive vice president/chief financial officer are shared between the Company and another company in which certain owners of MSTC LP have an interest. These compensation expenses are charged to the Company at actual cost.

The Company has a relationship with one of its owners whereby the Company shares costs of certain software licensing and maintenance. The Company makes payments for these costs and subsequently bills those owners for their portion of such fees. At December 31, 2001 and 2000, approximately $13,000 and $48,000, respectively, in receivables were outstanding at year-end as a result of this relationship.

At December 31, 2001, the Company has a liability of approximately $75,000 to ACL. ACL is the parent company of ACT.

GLOBAL MATERIALS SERVICES LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2001 AND 2000

NOTE 11 - RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs my be necessary. The Company will apply the provisions of SFAS No. 141 to any future business combinations.

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 changes the accounting for goodwill and other indefinite-lived intangible assets from an amortization method to an impairment-only approach. Amortization of goodwill and other indefinite-lived intangible assets will cease upon adoption of this statement. Management of the Company is currently analyzing the impact of SFAS No. 142 and cannot estimate the impact of adoption at this time.

In October 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets effective for years beginning after December 15, 2001. This Statement supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed of, but retains the fundamental provision of SFAS 121 for recognition and measurement of the impairment of long-lived assets to be held and used and measurement of long-lived assets to be held for sale. The statement requires that whenever events or changes in circumstances indicate that a long-lived asset's carrying value may not be recoverable, the asset should be tested for recoverability. The statement also requires that a long-lived asset classified as held for sale should be carried at the lower of its carrying value or fair value, less cost to sell. Management of the Company is currently analyzing the impact of SFAS No. 121 and cannot estimate the impact of adoption at this time.